EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238122) and Form S-8 (Nos. 333-221872, 033-62047, 333-38621, 333-74925, 333-105113, 333-105177, 333-105178, 333-125144, 333-135153, 333-149133, 333-166946, 333-188411 and 333-210762) of Newell Brands Inc. of our report dated February 14, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 14, 2022